EXECUTION VERSION

Borrower’s Taxpayer Identification No. _____________

NOTE

$15,000,000	December 21, 2006

Charlotte, North Carolina

FOR VALUE RECEIVED, KMG AMERICA CORPORATION, a company incorporated under the laws of the Commonwealth of Virginia (the “Borrower”), hereby promises to pay to the order of WACHOVIA BANK, NATIONAL ASSOCIATION (the “Lender”), at its offices located at One Wachovia Center, 301 South College Street, Charlotte, North Carolina (or at such other place or places as the Lender may designate), at the times and in the manner provided in the Credit Agreement, dated as of December 21, 2006 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), among the Borrower and the Lender, the principal sum of FIFTEEN MILLION DOLLARS ($15,000,000), under the terms and conditions of this promissory note (this “Note”) and the Credit Agreement. The defined terms in the Credit Agreement are used herein with the same meaning. The Borrower also promises to pay interest on the aggregate unpaid principal amount of this Note at the rates applicable thereto from time to time as provided in the Credit Agreement.

This Note is issued to evidence the Loans made by the Lender pursuant to the Credit Agreement. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Credit Documents. Reference is made to the Credit Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Note.

In the event of an acceleration of the maturity of this Note, this Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys’ fees.

This Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina (without regard to the conflicts of law provisions thereof). The Borrower hereby submits to the nonexclusive jurisdiction and venue of the federal and state courts located in Mecklenburg County, North Carolina, although the Lender shall not be limited to bringing an action in such courts.

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized corporate officer as of the day and year first above written.

KMG AMERICA CORPORATION

By:	________________________________
Name:	________________________________
Title:	________________________________